Exhibit 99.4

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Statements of Net Revenues and Direct Expenses

For the nine-month periods ended July 29, 2017 and July 30, 2016 (Unaudited)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Table of Contents

Page

Statements of Net Revenues and Direct Expenses for The Nine-month Periods Ended July 29, 2017 and July 30, 2016 (Unaudited)	1

Notes to Statements of Net Revenues and Direct Expenses (Unaudited)	2

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Statements of Net Revenues and Direct Expenses

For the nine-month periods ended July 29, 2017 and July 30, 2016

(Unaudited)

(In thousands)

	July 29, 2017	July 30, 2016
Net revenues:
Product	$129,745	204,675
Service	62,934	65,727
Total net revenues	192,679	270,402
Direct expenses:
Cost of product revenue	80,457	102,742
Cost of service revenue	24,479	21,082
Research and development	103,162	109,307
Sales and marketing	79,982	138,709
General and administrative	2,733	2,449
Total direct expenses	290,813	374,289
Excess of direct expenses over net revenues	$(98,134)	(103,887)

See accompanying notes to statements of net revenues and direct expenses.

1	(Continued)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

For the nine-month periods ended July 29, 2017 and July 30, 2016

(Unaudited)

(1)	Description of Transaction and Basis of Presentation
(a)	Description of Transaction

Brocade Communications Systems, Inc. (Brocade) is a publicly traded U.S. corporation based in San Jose, California. Brocade’s Internet Protocol (IP) Networking segment manufactures, markets, and distributes a variety of networking products designed to connect users over private and public networks, including local area, metro, and within and across global data centers to customers worldwide. One networking product subset of the IP segment is Brocade’s switching, routing, and analytics business (SRA). SRA serves customers across the United States and internationally (primarily Western Europe and Asia Pacific). SRA cultivates business in a number of key customer markets such as the data center, service provider, and enterprise segments, including the public sector. Customers in these market segments represented a significant part of SRA. SRA offers its networking products through a multipath distribution strategy, including distributors, resellers, Brocade’s direct sales force, and original equipment manufacturers (OEM).

On October 3, 2017, Brocade entered into an Asset Purchase Agreement (the Purchase Agreement) to sell certain dedicated net assets (including customer contracts and product intellectual property) of SRA to Extreme Networks, Inc. (Extreme Netwroks) for consideration of $23 million at closing, $20 million of deferred payments and potential performance payments to Brocade, to be paid over a five-year term.

(b)	Basis of Presentation

SRA’s fiscal year is a 52-or 53-week period ending on the last Saturday in October or the first Saturday in November, respectively. As is customary for companies that use the 52/53-week convention, every fifth year is a 53-week year. Fiscal year 2016 is a 52-week fiscal year, fiscal year 2015 was a 52-week fiscal year, and fiscal year 2014 was a 53-week fiscal year.

The accompanying unaudited statements of net revenues and direct expenses were prepared for the purpose of providing Extreme Netwroks historical information to comply with the rules and regulations of the Securities and Exchange Commission (SEC) under Rule 3-05 of Regulation S-X, and are not intended to be a complete presentation of the financial statements of SRA and are not necessarily indicative of the financial position or results of operations of SRA on a stand-alone basis.

The accompanying unaudited statements of net revenues and direct expenses were prepared in accordance with U.S. generally accepted accounting principles (GAAP) and were derived from the historical accounting records of Brocade. Brocade management determined that it is impracticable to prepare full carve out financial statements for SRA in accordance with Regulation S-X for the following reasons:

•	SRA has not been previously managed by Brocade as a stand-alone business, but instead was part of a fully integrated company.
•

Audited financial statements of SRA have never been prepared because distinct and separate accounts necessary to present complete stand-alone balance sheets, statements of income, and cash flows have not been maintained.

2	(Continued)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

For the nine-month periods ended July 29, 2017 and July 30, 2016

(Unaudited)

•

Working capital accounts, including cash, trade accounts receivable, other current assets, fixed assets, accounts payable, and other current accrued liabilities relating to SRA have not been maintained separately, but have been maintained only in the aggregate at the Brocade corporate level with similar accounts of other Brocade businesses.

•	Brocade has not maintained separate administrative support functions for SRA.
•

Brocade manages cash using a centralized treasury function. Therefore, SRA does not have separate cash balances nor separate statements of cash flows. Expenditures for purchases of inventory, payroll, and other operating expenses are funded by Brocade. Similarly, sales and the associated accounts receivables and cash collections relating to SRA are billed and comingled with other sales made by Brocade and, as a result, are not always separately identifiable.

As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X. In addition, the preparation of statements of invested equity and cash flows was not practicable due to the integration of SRA into the total operations of Brocade. The unaudited statements of net revenues and direct expenses represent the business subject to the sale under the Purchase Agreement, and have been derived from the financial statements and accounting records of Brocade and its subsidiaries that are subject to the Purchase Agreement.

The accompanying unaudited statements of net revenues and direct expenses reflect revenues generated by sales of those networking products that are a part of SRA (SRA Products), and services related thereto. Direct Expenses consist of costs for product and service revenues, research and development, sales and marketing and general and administrative expenses specifically identified and related to the manufacture, production, servicing and sales of SRA Products and the operation of SRA. SRA utilizes the services of IP and Brocade for certain functions, such as sales and marketing, information technology, finance and accounting, and corporate-wide employee benefit programs. The cost of these services has been allocated using a proportional cost allocation method to SRA and included in the unaudited statements of net revenues and direct expenses. Management believes that the assumptions underlying the allocations in the unaudited statements of net revenues and direct expenses are a reasonable reflection of SRA’s utilization of these services.

The unaudited statements of net revenues and direct expenses exclude costs that are not directly related to SRA, including certain Brocade corporate overhead expenses, interest income and expense, and income taxes.

In accordance with the Purchase Agreement, certain financing receivables held by Brocade as part of its Brocade Capital Services (BCS) offerings, related to sales of SRA Products where product title passes to the customer and BCS finances the purchase, will not transfer to Extreme Networks. Net revenues from sales of SRA Products for which BCS provided financing are included in the unaudited statements of net revenues and direct expenses. In addition, in accordance with the Purchase Agreement, certain customer arrangements provided to customers through Brocade Networking Services (BNS) offerings, representing subscription arrangements for SRA Products whereby Brocade retains title to equipment and customers pay for use of the

3	(Continued)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

For the nine-month periods ended July 29, 2017 and July 30, 2016

(Unaudited)

equipment over a period of time (BNS Arrangements), will not transfer to Extreme Networks. As a result, Brocade will retain title to the equipment subject to the BNS Arrangements and will continue to receive payments from customers for the remaining contractual term. Historical net revenues related to the BNS subscription agreements that will not convey to Extreme were $8.1million and $5.4 million for the nine months ended July 29, 2017 and July 30, 2016, respectively, and are included in the accompanying unaudited statements of net revenues and direct expenses.

Brocade will not have exclusivity in creating similar BCS and BNS arrangements subsequent to the expiry of the product financing and BNS Arrangements.

(2)	Summary of Significant Accounting Policies
(a)	Use of Estimates

The preparation of the unaudited statements of net revenues and direct expenses in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported therein. Estimates are used for, but not limited to revenue recognition, sales allowances, including discounts, returns and programs, provision for bad debt, stock-based compensation, useful lives, inventory valuation, and purchase commitments. Actual results may differ from these estimates under different assumptions or conditions.

(b)	Concentrations

Customer. For the nine months ended July 29, 2017, one customer, Arrow Electronics, accounted for a total of 13% of total net revenues; for the nine months ended July 30, 2016, two customers (Avnet, Inc. with 11%, and Tech Data Corporation with 11%) accounted for 22% of total net revenues.

Geographic. The relative percentages of net revenues by geography were as follows:

	Nine months ended
	July 29, 2017	July 30, 2016
Domestic	64%	62%
International	36%	38%

International revenues primarily consist of sales to customers in Western Europe and the Asia Pacific region.

4	(Continued)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

For the nine-month periods ended July 29, 2017 and July 30, 2016

(Unaudited)

(c)	Revenue Recognition

Product revenue. Substantially all of SRA’s products are integrated with software that is essential to the functionality of the equipment. Additionally, SRA provides unspecified software upgrades and enhancements related to the equipment through its maintenance contracts for most of its products. Product revenue is generally recognized when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred;
•	The fee is fixed or determinable; and
•	Collectability is reasonably assured.

OEM and direct customers are not granted specific rights of return; however, SRA may permit returns of product from customers if such product is returned in a timely manner and in good condition. In addition, certain of SRA’s contracts with OEM and direct customers include sales programs, which entitle the customers to discounted pricing on future purchases if agreed upon volume targets are met.

SRA reduces OEM and direct customer revenue for estimated sales returns at the time of shipment and for sales programs at the later of revenue recognition or communication of the commitment for sales incentives. Sales return allowances are estimated based on historical sales returns. Sales programs are estimated based on approved sales programs versus claims under such sales programs, current trends, and SRA’s expectations regarding future activity.

For newly introduced products, many of SRA’s large OEM customers require a product qualification period during which SRA’s products are tested and approved by the OEM customers for sale to their customers. Revenue recognition and related cost are deferred for shipments to new OEM customers and for shipments of newly introduced products to existing OEM customers until satisfactory evidence of completion of the product qualification has been received from the OEM customer.

Distributors are granted rights of stock rotation, which are limited to a contractually specified percentage of the distributor’s aggregate purchase volume. These stock rotation rights are subject to expiration 180 days from the time of product shipment by SRA to the distributor. Distributor sales are also subject to sales program incentives and to deal-specific rebates that are payable to distributors upon sale of the related product by the distributor to an ultimate customer. Prior to the fourth quarter of the fiscal year ended October 29, 2016, SRA had not yet developed a historical dataset sufficient to allow for reliable estimation of distributor rebates contemporaneously with the shipment of product to the distributor. For this reason, the ultimate price of distributor sales was not deemed determinable until the period in which the distributor’s sale to the ultimate customer took place. Accordingly, revenue from sales to SRA’s distributor customers was recognized in the same period in which the product was actually sold by the distributor (sell-through).

5	(Continued)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

For the nine-month periods ended July 29, 2017 and July 30, 2016

(Unaudited)

Brocade initiated a project to enhance the capture of distributor point of sale (POS) data in fiscal year 2014. This project resulted in Brocade being able to associate specific rebates reflected in the distributor POS data to specific sales quotes maintained in Brocade’s quoting system. Therefore, beginning in the fourth quarter of the fiscal year ended October 29, 2016, the historical distributor rebates and matching sales reflected in Brocade’s historical dataset grew to reach approximately two years. Since the distributors must claim rebates within 180 days from their receipt of the related product, two years was deemed sufficient for purposes of making reliable estimates of ultimate rebate claims. Accordingly, beginning in the fourth quarter of the fiscal year ended October 29, 2016, revenue from sales to distributor customers is recognized upon shipment to the distributor (sell-in) and is reduced by allowances for rebates, sales program incentives, and stock rotations, which are all estimated by a process using both historical experience and expectations of future outcomes based on facts and circumstances available contemporaneously at the date of estimation.

The impact of this change in estimate attributable to SRA Products is included in the accompanying unaudited statements of net revenues and direct expenses. As a result of this change from a sell-through method to a sell-in method for distributor sales, SRA revenues totaling $0.7 million that would have otherwise been deferred on a sell-through basis at July 29, 2017, were recognized on a sell-in basis during the nine-month periods then ended. In addition, the related SRA costs of product revenue totaling $0.2 million that would have been similarly deferred were also recognized in the nine months ended July 29, 2017. Amounts applicable to SRA noted above were allocated to the business based on SRA’s revenue relative to total Brocade revenues during the nine month period ended July 29, 2017.

Multiple-element arrangements. SRA’s multiple-element product offerings include networking hardware with embedded software products and support, which are considered separate units of accounting. For certain of SRA’s products, software and nonsoftware components function together to deliver the tangible products’ essential functionality.

SRA allocates revenue to each element in a multiple-element arrangement based upon their relative selling price. When applying the relative selling price method, SRA determines the selling price for each deliverable using vendor-specific objective evidence (VSOE) of selling price, if it exists, or third-party evidence (TPE) of selling price. If neither VSOE nor TPE of selling price exist for a deliverable, SRA uses its best estimate of selling price for that deliverable. Revenue allocated to each element is then recognized when the basic revenue recognition criteria are met for each element.

SRA determines VSOE based on its normal pricing and discounting practices for the specific product or service when sold separately. In determining VSOE, SRA requires that a substantial majority of the selling prices for a product or service fall within a reasonably narrow pricing range. For post contract customer support (PCS), SRA considers stated renewal rates in determining VSOE.

In most instances, SRA is not able to establish VSOE for all deliverables in an arrangement with multiple elements. This may be due to SRA infrequently selling each element separately, not pricing products within a narrow range, or only having a limited sales history. When VSOE cannot

6	(Continued)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

For the nine-month periods ended July 29, 2017 and July 30, 2016

(Unaudited)

be established, SRA attempts to establish the selling price for each element based on TPE. TPE is determined based on competitor prices for similar deliverables when sold separately. Generally, SRA’s go-to-market strategy differs from that of its peers and its offerings contain a significant level of customization and differentiation such that the comparable pricing of products with similar functionality cannot be obtained. Furthermore, SRA is unable to reliably determine what similar competitor products’ selling prices are on a stand-alone basis. Therefore, SRA is typically unable to determine TPE.

When SRA is unable to establish selling price using VSOE or TPE, SRA uses best estimated selling price (BESP) in its allocation of the arrangement consideration. The objective of BESP is to determine the price at which SRA would transact a sale if the product or service were sold on a stand-alone basis. BESP is generally used for offerings that are not typically sold on a stand-alone basis or for new or highly customized offerings.

SRA determines BESP for a product by considering multiple factors including, but not limited to, geographies, market conditions, competitive landscape, internal costs, gross margin objectives and pricing practices. The determination of BESP is made through consultation with and formal approval by SRA’s management, taking into consideration the go-to-market strategy.

SRA regularly reviews VSOE, TPE, and BESP, as well as the establishment and updates of these estimates. There was no material impact on revenues during the nine months ended July 29, 2017 or July 30, 2016, nor does SRA expect a material impact in the near term from changes in VSOE, TPE, or BESP.

Services revenue. Services revenue consists of professional services and maintenance arrangements, including PCS, software as a service (SaaS), and other professional services. PCS services are offered under renewable, annual fee-based contracts or as part of multiple-element arrangements, and typically include telephone support, upgrades and enhancements to SRA’s operating system software, software updates on an “if and when available” basis, advance replacement for various defective devices, and components including power supplies, fans, switches, access points and controllers, telephone and internet access to technical support personnel, and other hardware support. Revenue related to PCS elements is deferred and recognized ratably over the contractual period. PCS contracts are typically one to five years in length. Professional services are offered under hourly or fixed fee-based contracts. Professional services revenue is typically recognized as services are performed.

(d)	Stock-Based Compensation Expense

Certain SRA employees participate in Brocade stock-based compensation plans. Brocade accounts for employee equity awards under the fair value method. Accordingly, Brocade measures stock-based compensation at the grant date based on the fair value of the award. The fair values of stock options and the employee stock purchase plan (ESPP) are estimated using the Black-Scholes option pricing model. Estimated compensation cost relating to time-based restricted stock units (RSUs) granted prior to the initial declaration of a quarterly cash dividend on May 22, 2014, is based on the fair value of Brocade’s common stock on the date of grant because Brocade did not historically pay cash dividends on its common stock. For time-based

7	(Continued)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

For the nine-month periods ended July 29, 2017 and July 30, 2016

(Unaudited)

RSUs granted on or subsequent to May 22, 2014, the fair value of RSUs is measured based on the grant-date share price, less the present value of expected dividends during the vesting period, discounted at a risk-free interest rate. Brocade records stock-based compensation expense over the 24-month offering period in connection with shares issued under its ESPP. The compensation expense for stock-based awards is reduced by an estimate for forfeitures and is recognized over the vesting period of the award under a graded vesting method, except for RSUs granted by Brocade, which is recognized over the expected term of the award under a straight-line vesting method.

Stock-based compensation expense associated with SRA employees participating in Brocade stock-based compensation plans is reflected in the unaudited statements of net revenues and direct expenses as follows:

	Nine months ended
	July 29, 2017	July 30, 2016
	(In thousands)
Cost of product revenue	$1,936	2,416
Cost of service revenue	934	783
Research and development	5,659	5,033
Sales and marketing	5,628	10,538
General and administrative	1,498	1,462
Total stock-based compensation	$15,655	20,232

(i)	Research and Development Expenses

Research and development (R&D) expenses consist primarily of compensation and related expenses for personnel engaged in engineering and R&D activities, fees paid to consultants and outside service providers, engineering expenses, which primarily consist of nonrecurring engineering charges and prototyping expenses related to the design, development, testing, and enhancement of our products, depreciation related to engineering and test equipment, and allocated expenses related to legal, IT, facilities, and other shared functions.

(ii)	Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries, commissions, and related expenses for personnel engaged in sales and marketing functions, costs associated with promotional and marketing programs, travel and entertainment expenses, and allocated expenses related to legal, IT, facilities, and other shared functions.

(iii)	Depreciation Expense

Depreciation is computed using the straight-line method over the estimated useful lives of assets. An estimated useful life of three years is used for computer equipment and four to seven years is used for software based on the nature of the software purchased. Estimated useful lives of up to four years are used for engineering and other equipment, seven years for furniture and 39 years for buildings, with a range of 10 to 30 years for some components of the buildings.

8	(Continued)

THE SWITCHING, ROUTING, AND ANALYTICS

BUSINESS OF BROCADE

(A Business of Brocade Communications Systems, Inc.)

Notes to Statements of Net Revenues and Direct Expenses

For the nine-month periods ended July 29, 2017 and July 30, 2016

(Unaudited)

Depreciation expense is reflected in the unaudited statements of net revenues and direct expenses as follows:

	Nine months ended
	July 29, 2017	July 30, 2016
	(In thousands)
Cost of product revenue	$922	806
Cost of service revenue	682	586
Research and development	9,932	12,089
Sales and marketing	1,678	2,141
General and administrative	211	330
Total depreciation	$13,425	15,952

(i)	New Accounting Pronouncements or Updates Recently Adopted

During the periods of the unaudited accompanying statements of net revenues and direct expenses, there are no new standard implementations by Brocade that were applicable to SRA. Discussion related to any new accounting pronouncements not yet adopted is not included, as the related implementation will be dependent on Extreme Networks’ accounting policies and conclusions.

(3)	Related Parties and Relationship with Brocade

Relationship with Brocade

Brocade provides the following services to SRA.

Cost of Product Revenue – Brocade’s integrated product supply chain organization oversees production of the SRA Products. Cost of revenues – product includes the cost of production including direct material, labor, and overhead as well as an allocation of overhead from the integrated product supply chain organization related to sales to SRA customers. The amounts allocated are based on a proportional cost allocation methodology utilizing a driver appropriate to the respective component of the integrated product supply chain costs. Primary drivers used for such allocations include proportion of direct costs and net revenues. Total overhead allocations included in cost of revenues – product were $19.1 million and $22.8 million for the nine months ended July 29, 2017 and July 30, 2016, respectively.

Cost of Service Revenue – Brocade centrally manages services activity related to all of its product lines through its Global Services organization (Global Services). Global Services employees provide all maintenance and other support services related to SRA Products. As a result of the centralized nature of Global Services operations, the cost of such services and related Global Services overhead has been determined by allocating a portion of the overall Global Services organization cost to SRA. The amounts allocated, which constitute all of the cost of revenues – service in the unaudited statements of net revenues and direct expenses, are based on a proportional cost allocation methodology utilizing a driver appropriate to the component of Global Services costs. Primary drivers used include relative service request volume, relative task volume, and relative SRA services revenues.

9	(Continued)

Sales and Marketing –Brocade manages sales and marketing services on a centralized basis, performing selling, marketing and other advertising activities for all Brocade product and service offerings, including SRA. Costs of these services have been determined by allocating a portion of the overall Brocade sales and marketing cost for these services to SRA. The amounts allocated are based on a proportional cost allocation methodology, primarily utilizing relative net revenues as the driver. Total sales and marketing costs allocated to SRA were $70.4 million and $127.8 million for the nine months ended July 29, 2017 and July 30, 2016, respectively.

Research and Development – Brocade manages research and development activities on a centralized basis, utilizing a pool of resources to complete activities related to all of Brocades product offerings. As a result of research and development time and resource tracking by project, a majority of costs related to SRA research and development activities included in the unaudited statements of net revenues and direct expenses are specifically identified as SRA activities. However, the cost of certain support functions related to research and development activities is allocated to SRA based on a proportional cost allocation methodology, primarily utilizing relative direct R&D costs as the driver. Total research and development costs allocated to SRA were $35.6 million and $40.3 million for the nine months ended July 29, 2017 and July 30, 2016, respectively.

General and Administrative Expense Allocations – SRA utilizes services of Brocade for certain general and administrative functions through its use of the product supply chain, Global Services, sales and marketing, and research and development centralized operational functions. These services include information technology, finance and accounting, and human resources. The cost for these services is included within the overhead cost portion of cost allocations from each respective centralized function, as described above. The amounts included as a cost of the centralized functions and allocated to SRA are based upon a proportional cost allocation methodology utilizing a driver appropriate to the service provided. Drivers used include net sales, headcount, and relative direct costs for respective financial statement line items.

General and administrative expenses reflected as such on the unaudited statements of net revenues and direct expenses represent general and administrative expenses directly attributable to SRA.

(4)	Subsequent Events

Management has evaluated subsequent events through November 15, 2017, the date the unaudited statements of net revenues and direct expenses were available to be issued. No additional subsequent events were identified requiring additional recognition or disclosure in the accompanying unaudited statements of net revenues and direct expenses.

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